Exhibit 14.1



 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                                  FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus dated June 30, 2006 and "Representations and Warranties" in Section 4.2(f) of the Agreement and Plan of Reorganization, and "Independent Registered Public Accounting Firm" in the Statement of Additional Information dated June 30, 2006, of Federated Short-Term Income Fund, a portfolio of Federated Income Securities Trust, and to the incorporation by reference of our report dated June 9, 2006 with respect to the financial statements and financial highlights of the Federated Short-Term Income Fund included in the April 30, 2006 Annual Report to Shareholders; which Prospectus, Statement of Additional Information, and Annual Report are incorporated by reference in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of Federated Short-Term Income Fund, dated September 14, 2006.





                                                   /s/ ERNST & YOUNG LLP

Boston, Massachusetts
August 8, 2006